Exhibit 99.1

QuickLogic Reports Fiscal 2018 Third Quarter Results

SUNNYVALE, Calif. - November 7, 2018 - QuickLogic Corporation (NASDAQ: QUIK), a developer of ultra-low power multi-core voice enabled SoCs, embedded FPGA (eFPGA) IP, display bridge and programmable logic solutions, announced its financial results for the fiscal third quarter ended September 30, 2018.

Recent Accomplishments

•	Forecasts first material revenue from QuickAITM in the fourth quarter of 2018.
•	ETH Zurich will integrate eFPGA into its PULP Platform and has licensed ArcticProTM eFPGA technology on the GLOBALFOUNDRIES new 22FDX® process node.
•	Announced availability of ArcticPro eFPGA technology as the industry's first and only eFPGA solution available for the GLOBALFOUNDRIES 22FDX process.
•	Secured new $9 million revolving line of credit with Heritage Bank of Commerce.
•	Showcased its ArcticPro eFPGA Solutions at three GLOBALFOUNDRIES Technology Conferences.
•	QuickLogic CEO presented “Platform Approach for a Scalable Intelligent Edge” and participated in the “Advanced Technology Solutions” panel at Silicon Summit East.

Fiscal 2018 Third Quarter Financial Results

Third quarter total revenue was $3.5 million, a year-over-year increase of 18%. New product revenue was $1.5 million, a year-over-year increase of 3%. Mature product revenue was $2.0 million, a year-over-year increase of 33%. New product revenue accounted for 43% of the total revenue, compared to 50% in the same period of the prior year.

Third quarter GAAP gross margin was 49.7%, up from 42.6% in the same period of the prior year. Non-GAAP gross margin was 50.5%, up from 43.7% in the same period of the prior year.

Third quarter GAAP operating expenses were $5.0 million, up from $4.7 million in the same period of the prior year. Non-GAAP operating expenses were $4.5 million, up from $4.3 million in the same period of the prior year.

Third quarter GAAP net loss decreased to $3.3 million, or $0.03 per share, from $3.6 million, or $0.04 per share, in the same period of the prior year. Non-GAAP net loss decreased to $2.7 million or $0.03 per share, from $3.1 million or $0.04 per share in the same period of the prior year. (See below for an explanation of non-GAAP financial measures.)

Conference Call

QuickLogic Corporation (NASDAQ: QUIK) will hold a conference call at 2:30 p.m. Pacific Standard Time/ 5:30 p.m. Eastern Standard Time today, November 7, 2018, to discuss its current financial results. The conference call will be webcasted at QuickLogic’s IR Site Events Page. To join the live conference, you may dial (877) 377-7094 and international participants should dial (253) 237-1177 by 2:20 p.m. Pacific Standard Time. The Conference ID is 8096602. A recording of the call will be available starting one hour after completion of the call. To access the recording, please call (855) 859-2056 or (404) 537-3406 and reference the passcode 8096602. The call recording, which can be accessed by phone, will be archived until Wednesday, November 14, 2018, and the webcast will be available for 12 months on the Company's website.

About QuickLogic

QuickLogic Corporation (NASDAQ: QUIK) enables OEMs to maximize battery life for highly differentiated, immersive user experiences with Smartphone, Wearable, Hearable and IoT devices. QuickLogic delivers these benefits through industry leading ultra-low power customer programmable SoC semiconductor solutions, embedded software, and algorithm solutions for always-on voice and sensor processing. The company's embedded FPGA initiative also enables SoC designers to easily implement post production changes, and increase revenue by providing hardware programmability to their end customers. For more information about QuickLogic, please visit www.quicklogic.com.

QuickLogic uses its website (www.quicklogic.com), the company blog QuickLogic HotSpot

(http://blog.quicklogic.com), corporate Twitter account (@QuickLogic_Corp), Facebook page

(https://www.facebook.com/QuickLogic), and LinkedIn page

(https://www.linkedin.com/company/13512/) as channels of distribution of information about its products, its planned financial and other announcements, its attendance at upcoming investor and industry conferences, and other matters. Such information may be deemed material information, and QuickLogic may use these channels to comply with its disclosure obligations under Regulation FD. Therefore, investors should monitor the company’s website and its social media accounts in addition to following the company’s press releases, SEC filings, public conference calls, and webcasts.

Non-GAAP Financial Measures

QuickLogic reports financial information in accordance with United States Generally Accepted Accounting Principles, or US GAAP, but believes that non-GAAP financial measures are helpful in evaluating its operating results and comparing its performance to comparable companies. Accordingly, the Company excludes charges related to stock-based compensation, restructuring, the effect of the write-off of long-lived assets and the tax effect on other comprehensive income in calculating non-GAAP (i) income (loss) from operations, (ii) net income (loss), (iii) net income (loss) per share, and (iv) gross margin percentage. The Company provides this non-GAAP information to enable investors to evaluate its operating results in a manner similar to how the Company analyzes its operating results and to provide consistency and comparability with similar companies in the Company’s industry.

Management uses the non-GAAP measures, which exclude gains, losses and other charges that are considered by management to be outside of the Company’s core operating results, internally to evaluate its operating performance against results in prior periods and its operating plans and forecasts. In addition, the non-GAAP measures are used to plan for the Company’s future periods, and serve as a basis for the allocation of the Company's resources, management of operations and the measurement of profit-dependent cash and equity compensation paid to employees and executive officers.

Investors should note, however, that the non-GAAP financial measures used by QuickLogic may not be the same non-GAAP financial measures, and may not be calculated in the same manner, as that of other companies. QuickLogic does not itself, nor does it suggest that investors should, consider such non-GAAP financial measures alone or as a substitute for financial information prepared in accordance with GAAP. A reconciliation of US GAAP financial measures to non-GAAP financial measures is included in the financial statements portion of this press release. Investors are encouraged to review the related GAAP financial measures and the reconciliation of non-GAAP financial measures with their most directly comparable US GAAP financial measures.

Forward Looking Statements

This press release contains forward-looking statements regarding our future business expectations, which are subject to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are only predictions and may differ materially from actual results due to a variety of factors including: delays in the market acceptance of the Company’s new products; the ability to convert design opportunities into customer revenue; our ability to replace revenue from end-of-life products; the level and timing of customer design activity; the market acceptance of our customers’ products; the risk that new orders may not result in future revenue; our ability to introduce and produce new products based on advanced wafer technology on a timely basis; our ability to adequately market the low power, competitive pricing and short time-to-market of our new products; intense competition, including the introduction of new products by competitors; our ability to hire and retain qualified personnel; changes in product demand or supply; capacity constraints; and general economic conditions. These and other potential factors and uncertainties that could cause actual results to differ from the results predicted are described in more detail in the Company’s public reports filed with the Securities and Exchange Commission (the "SEC"), including the risks discussed in the “Risk Factors” section in the Company’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and in the Company’s prior press releases, which are available on the Company's Investor Relations website at http://ir.quicklogic.com/and on the SEC website at www.sec.gov. In addition, please note that the date of this press release is November 7, 2018, and any forward-looking statements contained herein are based on assumptions that we believe to be reasonable as of this date. We undertake no obligation to update these statements as a result of new information or future events.

ArcticLink, QuickLogic and the QuickLogic logo are registered trademarks and EOS and ArcticPro are trademarks of QuickLogic Corporation. All other brands or trademarks are the property of their respective holders and should be treated as such.

Company Contact

Sue Cheung

Chief Financial Officer

(408) 990-4076

Scheung@quicklogic.com

IR Contact

Moriah Shilton/Kirsten Chapman

(415) 433-3777

ir@quicklogic.com

CODE: QUIK-E

-Tables Follow –

QUICKLOGIC CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except per share amounts)

(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30, 2018	October 1, 2017	July 1, 2018	September 30, 2018	October 1, 2017
Revenue	$3,510	$2,972	$3,122	$9,396	$9,168
Cost of revenue	1,767	1,706	1,592	4,734	5,149
Gross profit	1,743	1,266	1,530	4,662	4,019
Operating expenses:
Research and development	2,461	2,368	2,366	7,526	7,114
Selling, general and administrative	2,509	2,353	2,610	7,680	7,381
Total operating expense	4,970	4,721	4,976	15,206	14,495
Loss from operations	(3,227)	(3,455)	(3,446)	(10,544)	(10,476)
Interest expense	(21)	(15)	(32)	(77)	(97)
Interest income and other (expense), net	17	(3)	23	26	(2)
Loss before income taxes	(3,231)	(3,473)	(3,455)	(10,595)	(10,575)
Provision for income taxes	29	77	29	119	147
Net loss	$(3,260)	$(3,550)	$(3,484)	$(10,714)	$(10,722)
Net loss per share:
Basic	$(0.03)	$(0.04)	$(0.04)	$(0.12)	$(0.14)
Diluted	$(0.03)	$(0.04)	$(0.04)	$(0.12)	$(0.14)
Weighted average shares:
Basic	94,725	80,125	85,753	87,040	76,267
Diluted	94,725	80,125	85,753	87,040	76,267

QUICKLOGIC CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

(Unaudited)

	September 30, 2018	December 31, 2017 (1)
ASSETS
Current assets:
Cash and cash equivalents	$24,219	$16,527
Accounts receivable, net	1,226	925
Inventories	4,090	3,559
Other current assets	1,087	997
Total current assets	30,622	22,008
Property and equipment, net	1,688	2,375
Other assets	222	253
TOTAL ASSETS	$32,532	$24,636
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Revolving line of credit	$9,000	$6,000
Trade payables	1,214	1,437
Accrued liabilities	2,218	1,653
Current portion of capital lease obligations	360	299
Total current liabilities	12,792	9,389
Long-term liabilities:
Capital lease obligations, less current portion	142	355
Other long-term liabilities	47	14
Total liabilities	12,981	9,758
Stockholders’ equity:
Common stock, par value	95	80
Additional paid-in capital	284,205	268,833
Accumulated deficit	(264,749)	(254,035)
Total stockholders’ equity	19,551	14,878
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$32,532	$24,636

________________________

(1)	Derived from the December 31, 2017 audited balance sheet included in the 2017 Annual Report on Form 10-K of QuickLogic Corporation.

QUICKLOGIC CORPORATION

SUPPLEMENTAL RECONCILIATIONS OF US GAAP AND NON-GAAP FINANCIAL MEASURES

(in thousands, except per share amounts and percentages)

(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30, 2018	October 1, 2017	July 1, 2018	September 30, 2018	October 1, 2017
US GAAP loss from operations	$(3,227)	$(3,455)	$(3,446)	$(10,544)	$(10,476)
Adjustment for stock-based compensation within:
Cost of revenue	30	32	35	99	85
Research and development	220	151	207	610	424
Selling, general and administrative	266	212	237	718	551
Adjustment for the write-off of equipment	-	10	-	5	10
Non-GAAP loss from operations	$(2,711)	$(3,050)	$(2,967)	$(9,112)	$(9,406)
US GAAP net loss	$(3,260)	$(3,550)	$(3,484)	$(10,714)	$(10,722)
Adjustment for stock-based compensation within:
Cost of revenue	30	32	35	99	85
Research and development	220	151	207	610	424
Selling, general and administrative	266	212	237	718	551
Adjustment for the write-off of equipment	-	10	-	5	10
Non-GAAP net loss	$(2,744)	$(3,145)	$(3,005)	$(9,282)	$(9,652)
US GAAP net loss per share	$(0.03)	$(0.04)	$(0.04)	$(0.12)	$(0.14)
Adjustment for stock-based compensation	*	*	*	0.01	0.01
Non-GAAP net loss per share	$(0.03)	$(0.04)	$(0.04)	$(0.11)	$(0.13)
US GAAP gross margin percentage	49.7%	42.6%	49.0%	49.6%	43.8%
Adjustment for stock-based compensation	0.8%	1.1%	1.1%	1.1%	1.0%
Non-GAAP gross margin percentage	50.5%	43.7%	50.1%	50.7%	44.8%

* Figures were not considered for reconciliation due to the insignificant amount.

QUICKLOGIC CORPORATION

SUPPLEMENTAL DATA

(Unaudited)

	Percentage of Revenue			Change in Revenue
	Q3 2018	Q3 2017	Q2 2018	Q3 2017 to Q3 2018	Q2 2018 to Q3 2018
COMPOSITION OF REVENUE
Revenue by product: (1)
New products	43%	50%	51%	3%	(4)%
Mature products	57%	50%	49%	33%	29%
Revenue by geography:
Asia Pacific	50%	49%	44%	19%	27%
North America	39%	39%	47%	18%	(7)%
Europe	11%	12%	9%	12%	46%

_____________________

(1)

New products include all products manufactured on 180 nanometer or smaller semiconductor processes. eFPGA IP license revenue is also included in new product revenue. Mature products include all products produced on semiconductor processes larger than 180 nanometers.